Exhibit 10.2

AMENDMENT NO. 1 TO

SKILLSOFT CORP.

2024 EMPLOYMENT INDUCEMENT

INCENTIVE AWARD PLAN

June 5, 2025

WHEREAS, Skillsoft Corp. (the “Company”), a Delaware corporation, sponsors the Skillsoft Corp. 2024 Employment Inducement Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 12(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock (as defined in the Plan) available for awards under the Plan.

NOW, THEREFORE, the Plan is hereby amended, subject to and effective as of the date set forth above:

The first sentence of Section 6(a) of the Plan is amended and restated in its entirety as follows:

Share Reserve. Subject to Section 11 of the Plan, 400,000 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.

Except as set forth above, all other provisions of the Plan shall remain in effect unaffected hereby.

IN WITNESS WHEREOF, the Board has adopted this Amendment No. 1 to Skillsoft Corp. Skillsoft Corp. 2024 Employment Inducement Incentive Award Plan on June 5, 2025.

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